UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 17, 2010 (November 15, 2010)

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20488 (Commission File Number)	23-2491707 (IRS Employer Identification No.)
6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067
(Address of Principal Executive Offices)
(615) 312-5700
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
     Effective as of 1:00 p.m. Eastern time (the “Effective Time”), on November 15, 2010 (the “Closing Date”), Psychiatric Solutions, Inc. (the “Company”) completed its merger with Olympus Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Universal Health Services, Inc. (“UHS”), whereby Merger Sub merged with and into the Company with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of UHS (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of May 16, 2010 (the “Merger Agreement”), among the Company, UHS and Merger Sub, which was approved by the Company’s stockholders at a special meeting of stockholders held on October 5, 2010. The events described below took place in connection with the consummation of the Merger.
Item 1.01. Entry into Material Definitive Agreement.
     (a) On the Closing Date, in connection with and to provide a portion of the financing for the Merger, UHS entered into a Credit Agreement (the “Credit Agreement”) among UHS, JPMorgan Chase Bank, N.A. (together with the various financial institutions as are or may become parties thereto, the “Lenders”), SunTrust Bank, The Royal Bank of Scotland, Plc, Bank of Tokyo-Mitsubishi UFJ Trust Company and Credit Agricole Corporate and Investment Bank, as co-documentation agents, Deutsche Bank Securities Inc. and Bank of America N.A. as co-syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and as collateral agent for the secured parties (in such capacity, the “Collateral Agent”). The Credit Agreement provides for a senior secured credit facility in an aggregate amount of $3.45 billion, comprised of a new $800 million revolving credit facility, a $1.05 billion Term Loan A facility and a $1.6 billion Term Loan B facility(collectively, the “Credit Facility”). Pursuant to the Credit Agreement and related documentation, UHS, the Company, its subsidiaries named therein and the UHS subsidiaries named therein guaranteed UHS’ obligations under the Credit Agreement and pledged substantially all their assets to secure UHS’ obligations under the Credit Facility. UHS’ 7.125% Notes due 2016 and its 6.75% Notes due 2011 share equally and ratably in all the collateral.
      A copy of the Credit Agreement and related documentation was filed as exhibit 10.1 to UHS’ Form 8-K dated November 15, 2010 and filed on November 17, 2010 and is incorporated herein by reference.
     (b) On the Closing Date, the Company, certain subsidiaries of the Company, UHS Escrow Corporation (the “Issuer”), UHS, certain subsidiaries of UHS and Union Bank, N.A., as trustee, executed a Supplemental Indenture (the “Supplemental Indenture”), dated as of the Closing Date, to the Indenture, dated as of September 29, 2010, between the Issuer and Union Bank, N.A., as trustee, relating to the $250,000,000 aggregate principal amount of the Issuer’s 7% Senior Notes due 2018 (the “Senior Notes”). Pursuant to the Supplemental Indenture and related documentation, UHS, as successor by merger to the Issuer, expressly assumed the obligations of the Issuer under the Indenture and the Senior Notes, and the Company, its subsidiaries named therein and the UHS subsidiaries named therein guaranteed UHS’s obligations under the Indenture and the Senior Notes. The Company and its Subsidiaries also executed a Joinder to the Registration Rights Agreement and Purchase Agreement relating to the Senior Notes.
     Copies of the Indenture and the Registration Rights Agreement, each dated as of September 29, 2010, relating to the Senior Notes, were filed as exhibit 4.1 and exhibit 4.3, respectively, to UHS’ Form 8-K dated September 29, 2010 and filed on October 5, 2010 and each is incorporated herein by reference. A form of the Purchase Agreement, dated September 15, 2010, relating to the Senior Notes, was filed as exhibit 4.1 to UHS’ Form 8-K dated September 15, 2010 and filed on September 20, 2010.
Item 1.02. Termination of a Material Definitive Agreement.
     On the Closing Date, the Company repaid in full all outstanding term loans and revolving loans, together with interest and all other amounts due in connection therewith, and terminated its Second Amended and Restated Credit Agreement, dated as of July 1, 2005, as amended, by and among the Company, BHC Holdings, Inc., Premier Behavioral Solutions, Inc., Alternative Behavioral Services, Inc., Horizon Health Corporation, Community Cornerstones, Inc., First Corrections Puerto Rico, Inc., First Hospital Panamericano, Inc., FHCHS of Puerto Rico, Inc., the subsidiaries named as guarantors thereto, Citicorp North America, Inc., as term loan facility administrative agent (“CNAI”), Bank of America, N.A., as revolving loan facility administrative agent (“Bank of America”), and the various other agents and lenders party thereto (the “Credit Facility”). The repayment and termination of the Credit Facility was effected in connection with the completion of the Merger.
     Also, on the Closing Date, the Company delivered to U.S. Bank National Association, as trustee under (a) that certain Indenture, dated as of July 6, 2005, between the Company and U.S. Bank National Association, as amended and supplemented to the Closing Date (the “2005 Indenture”), and (b) that certain Indenture, dated as of May 7, 2009, between the Company and U.S. Bank National Association, as amended and supplemented to the Closing Date (the “2009 Indenture”), relating to the Company’s 7.75% Senior Subordinated Notes due 2015 issued pursuant to each such Indenture (collectively, the “Existing Notes”), a notice of redemption of all of the outstanding Existing Notes, pursuant to the optional redemption provisions set forth in each of the 2005 Indenture and the 2009 Indenture, such redemption to be completed on the redemption date of December 15, 2010, and other documentation pertaining to such optional redemption and the related satisfaction and discharge of each of the 2005 Indenture and the 2009 Indenture pursuant to its terms, and the Company irrevocably deposited with U.S. Bank National Association the redemption price for all of the outstanding Existing Notes, plus accrued and unpaid interest on the Existing Notes to such redemption date. U.S. Bank National Association thereupon confirmed that each of the 2005 Indenture and the 2009 Indenture has been satisfied and discharged, as of the Closing Date.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     The disclosures set forth in the Introductory Note, Item 3.01, Item 3.03, and Item 5.01 hereof are hereby incorporated by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in response to Item 1.01 is hereby incorporated by reference.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On the Closing Date, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the Merger and that, pursuant to the Merger Agreement, each outstanding share of common stock, par value $0.01 per share, of the Company (the “PSI

Common Stock”) (other than any shares of PSI Common Stock held by UHS or its affiliates, which were cancelled without payment of any consideration) was cancelled and converted into the right to receive $33.75 in cash, without interest (the “Merger Consideration”). Pursuant to the Company’s written request to NASDAQ, the listing of the PSI Common Stock on The NASDAQ Global Select Market was suspended prior to the open of trading on November 16, 2010. The Company also requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 with respect to the PSI Common Stock. In addition, the Company will file with the SEC a certification and notice of termination of registration on Form 15 requesting that the PSI Common Stock be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.
Item 3.03. Material Modification to Rights of Security Holders.
     Under the terms of the Merger Agreement, upon the Effective Time, each outstanding share of PSI Common Stock (other than any shares of PSI Common Stock held by UHS or Merger Sub, which were cancelled without payment of any consideration) was cancelled and converted into the right to receive the Merger Consideration.
     Under the terms of the Merger Agreement, all options to acquire PSI Common Stock that were outstanding and unexercised immediately prior to the Effective Time became fully vested and exercisable (to the extent not already vested and exercisable) and were cancelled and converted into the right to receive a cash payment equal to the number of shares of PSI Common Stock underlying the option multiplied by the amount (if any) by which the per share Merger Consideration exceeded the applicable option exercise price, without interest and less any applicable withholding taxes. Additionally, at the Effective Time, each outstanding share of restricted PSI Common Stock became fully vested and transferable and was cancelled and converted into the right to receive the Merger Consideration in cash, without interest and less any applicable withholding taxes.
     Holders of PSI Common Stock, options and restricted shares of PSI Common Stock issued and outstanding immediately prior to the Effective Time no longer have any rights with respect to such securities, except the right to receive the Merger Consideration, as applicable, nor do they have any interest in the Company’s future earnings or growth.
     The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2010 and is hereby incorporated by reference.
     See Item 1.02 with respect to the redemption of the Existing Notes.
Item 5.01. Changes in Control of Registrant.
     At the Effective Time, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of UHS. Accordingly, a change in control of the Company occurred pursuant to the Merger. UHS paid aggregate Merger Consideration in an amount equal to approximately $1.98 billion using a combination of cash on hand and debt financing. The disclosures set forth in the Introductory Note, Item 3.01, Item 3.03 and Item 5.02 hereof are hereby incorporated by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Pursuant to the terms of the Merger Agreement, as of the Effective Time, Joey A. Jacobs, Mark P. Clein, David M. Dill, Richard D. Gore, Christopher Grant Jr., William M. Petrie, M.D., and Edward K. Wissing ceased to be directors of the Company, and Debra K. Osteen, Steve Filton and Larry Harrod became directors of the Company.
     On November 15, 2010, the Company’s executive officers were terminated by the Company’s board of directors, and the following individuals were elected to serve as the executive officers of the Company: Debra K. Osteen-President, Steve Filton-Vice President and Larry Harrod-Vice President.
Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.
     Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Amended and Restated Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company were amended and restated in their entirety to read as set forth on Exhibit 3.1 and Exhibit 3.2, respectively, and are hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
2	Agreement and Plan of Merger, dated as of May 16, 2010, by and among Psychiatric Solutions, Inc., Universal Health Services, Inc. and Olympus Acquisition Corp. (incorporated by reference to Exhibit 2 to the Company’s Current Report on Form 8-K filed on May 17, 2010).

3.1	Amended and Restated Certificate of Incorporation of Psychiatric Solutions, Inc.

3.2	Amended and Restated By-Laws of Psychiatric Solutions, Inc.

4.1	Supplemental Indenture, dated as of the November 15, 2010, to the Indenture, dated as of September 29, 2010, between UHS Escrow Corporation and Union Bank, N.A., as Trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.
Date: November 17, 2010	By:	/s/ Steve Filton
		Name:	Steve Filton
		Title:	Vice President

INDEX TO EXHIBITS

Exhibit Number	Description
2	Agreement and Plan of Merger, dated as of May 16, 2010, by and among Psychiatric Solutions, Inc., Universal Health Services, Inc. and Olympus Acquisition Corp. (incorporated by reference to Exhibit 2 to the Company’s Current Report on Form 8-K filed on May 17, 2010)

3.1	Amended and Restated Certificate of Incorporation of Psychiatric Solutions, Inc.

3.2	Amended and Restated By-Laws of Psychiatric Solutions, Inc.

4.1	Supplemental Indenture, dated as of the November 15, 2010, to the Indenture, dated as of September 29, 2010, between UHS Escrow Corporation and Union Bank, N.A., as Trustee.